CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

Jonathan S. Horwitz, Principal Executive Officer, and Jeffrey White, Principal Financial Officer of Putnam Variable Trust (the “Registrant”), each certify to the best of their knowledge that:

1.   The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2025 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.   The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer
Putnam Variable Trust	Putnam Variable Trust

/s/ Jonathan S. Horwitz	/s/ Jeffrey White
Jonathan S. Horwitz	Jeffrey White

Date:	August 26, 2025	Date:	August 26, 2025

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.